UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K



                             CURRENT REPORT

        Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                of 1934


       Date of Report (Date of earliest event reported): July 16, 1997



                                MFB Corp.
           (Exact name of registrant as specified in its charter)




                                INDIANA

               (State or other jurisdiction of incorporation)



         0-23374                                      35-1907258
	(Commission File Number)	                  (IRS Employer Identification No.)


  121 South Church Street
		Post Office Box 528
		Mishawaka, Indiana	                              46544

           		(Address of principal executive offices)	(Zip Code)



    Registrant's telephone number, including area code:  (219) 255-3146


Item 5.	Other Events.

	Pursuant to General Instruction F to Form 8-K, the press release issued July 16, 1997 concerning the Third Quarter Earnings and Quarterly Dividend Announcement is incorporated herein by reference and is attached hereto as
 Exhibit  1.



Item 7.	Financial Statements and Exhibits.


	(c)	Exhibits

		Exhibit  1 -- Press Release dated July 16, 1997.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			_______________________________________
   Timothy C. Boenne, Vice President


Dated:  July 21, 1997





        July 16, 1997                  Point of Contact: Charles J. Viater


         MFB Corp. ANNOUNCES THIRD QUARTER EARNINGS AND QUARTERLY DIVIDEND


                   Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC),
 (the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income of $508,000 or $.30 per share for the three months ended June 30, 1997, compared to $424,000 or $.22 per share for the three months ended June 30, 1996, an increase of 19.8%
 Net income for the nine months ended June 30, 1997 was $1,506,000 compared to $1,172,000 for the nine months ended June 30, 1996, an increase of 28.5%.


                  Net interest income after provision for loan losses for the most recent three and nine month periods totaled $1.89 million and $5.49 million respectively compared to $1.57 million and $4.41 million for the same periods one year ago. During the three months ended June 30, 1997 total interest income increased by $878,000 compared to the same period one year ago primarily as a result of a $40.2 million increase in first mortgage loan receivables and a $7.7 million increase in consumer loan receivables. Total interest expense increased $562,000 reflecting the growth in savings account deposits and borrowed funds. For the nine months ended June 30, 1997 total interest income increased $2.6 million while total interest expense increased $1.6 million.


                   Noninterest income increased from $91,000 for the three months ended June 30, 1996 to $108,000 for the three months ended June 30, 1997 while there was no significant change for the comparable nine month periods ending June 30. Noninterest expense increased from $963,000 during the three months ended June 30, 1996 to $1.2 million during the three months ended June 30, 1997, and from $2.8 million to $3.3 million for the comparable nine month periods ending June 30. These noninterest expense increases are primarily related to increased compensation expenses, expenses related to the Bank's name change which took effect November 1, 1996, and expenses incurred with the opening of a new full service branch facility on June 6, 1997.


                  The Corporation has increased total assets from $225.8 million as of September 30, 1996 to $248.2 million as of June 30, 1997, an increase of $22.4 million (or 9.9%). "Asset growth allows us to better leverage our capital position and enhance shareholder value," according to Charles J. Viater, President and CEO of the company. "Loan demand continues to be strong," he added. Total net loans have increased from $152.1 million at September 30, 1996 to $186.6 million at June 30, 1997, an increase of $34.5 million (or 22.7%). The loan growth has been funded primarily by the growth in total savings deposits, the decrease in securities available for sale, and additional borrowings through Federal Home Loan Bank advances.


                   Total shareholders' equity decreased from $37.6 million as of September 30, 1996 to $33.9 million as of June 30, 1997 mainly as a result of the Corporation's repurchase of 287,263 shares of outstanding common stock during this period at a cost of $5.4 million, partially offset by $1.5 million in net income for the same period.


                   While achieving substantial growth, the Corporation continues to maintain asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets as of June 30, 1997 was .08% compared to .06% as of June 30, 1996.


                    In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .08 on each share of its Common Stock for the quarter ended June 30, 1997. The dividend is payable on August 12, 1997 to holders of record on July 29, 1997.


                    The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the South Bend/Mishawaka area through its main office in Mishawaka and three branch locations, and to Elkhart County with the opening of a new full service banking facility in the Wal-Mart Supercenter in Goshen, Indiana.






                         MFB CORP. AND SUBSIDIARY
                  Consolidated Balance Sheets (Unaudited)
                  June 30, 1997 and September 30, 1996
                            (in thousands)

                                                 	June 30,    	September 30,
                                                   	1997           	1996
ASSETS
Cash and due from financial institutions      	$    2,697     	$    1,734
Interest-earning deposits in other financial
institutions                                    	     ---	           ---
   	Cash and cash equivalents                      	2,697          	1,734
Interest-earning time deposits in other
financial institutions                               	---            	495
Securities available-for-sale                     	53,227         	66,763
Federal Home Loan Bank stock                       	2,187          	1,336
Total loans                                      	187,001        	152,392
Less allowance for loan losses                 	     (363)	          (340)
  	Loans receivable, net                         	186,638        	152,052
Accrued interest receivable                          	836            	818
Premises and equipment, net                        	2,521          	1,969
Other assets                                         	135            	642

      	Total Assets                             	$248,241       	$225,809


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
   Deposits                                     	$167,517       	$158,965
  	Securities sold under agreements to repurchase    	184           	---
   Advances from borrowers for taxes and insurance	   814          	1,864
  	FHLB advances                                  	43,735         	24,500
	  Accrued expenses and other liabilities	          2,100	          2,881
 	    Total Liabilities                          	214,350        	188,210

Shareholders' Equity
  	Common Stock                                   	13,116         	18,317
	  Retained earnings                              	21,676         	20,589
	  Employee stock ownership plan                    	(722)          	(894)
	  Recognition and retention plans                  	(135)          	(193)
	  Net unrealized depreciation on securities
    available-for sale, net of tax	                   (44)    	      (220)
	     Total shareholders' equity	                  33,891         	37,599

   Total Liabilities and Shareholders' Equities 	$248,241       	$225,809






                         MFB CORP. AND SUBSIDIARY
                Consolidated Statement of Income (Unaudited)
         Three Months and Nine Months Ended June 30, 1997 and 1996
                           (in thousands)


                                       	Three Months Ended   Nine Months Ended
                                             June 30,	             June 30,
                                          1997     1996          1997    1996

Total interest income                   	$4,511  	$3,633      	$12,888	$10,248

Total interest expense                   	2,612   	2,050        	7,378  	5,816

	Net interest income	                     1,899   	1,583        	5,510  	4,432

Provision for loan losses	                    7	       8	           22	     23

Net interest income after provision
 for loan losses                         	1,892   	1,575        	5,488  	4,409

Total non-interest income	                  108      	91          	306    	295

Total non-interest expense	               1,156	     963        	3,295  	2,758

Income before income taxes                 	844     	703        	2,499  	1,946

Income tax expense                         	336     	279          	993    	774

	Net Income                               	$508 	   $424       	$1,506 	$1,172



Earnings per common and
 common equivalent share               	$   .30	$   .22	       $   .86	$   .60


Earnings per share assuming
 full dilution                         	$   .30	$   .22       	$   .86	$   .60